Exhibit 3.4

BYLAWS
OF
NUANCE COMMUNICATIONS, INC.
(As Amended & Restated November 7, 2018)

ARTICLE I

OFFICES
Section 1. The registered office shall be in the City of Dover, County of Kent, State of Delaware.
Section 2. The corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the corporation may require.
ARTICLE II

MEETINGS OF STOCKHOLDERS
Section 1. All meetings of the stockholders for the election of directors shall be held at such place as may be fixed from time to time by the Board of Directors, or at such other place either within or without the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.
Section 2.
(a)    Annual meetings of stockholders shall be held at such date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which they shall elect a board of directors, and transact such other business as may properly be brought before the meeting.
(b)    A nominee for director shall be elected to the board of directors if the votes cast for such nominee’s election exceed the votes against and withheld from such nominee’s election; provided, however, that directors shall be elected by a plurality of the votes cast by the holders of the shares present in person or represented by proxy and entitled to vote on the election of directors at any meeting of stockholders where the number of director nominees exceeds the number of directors to be elected at such meeting and for which (i) the secretary has received a notice that a stockholder intends to nominate a person for election to the board of directors in compliance with the notice requirements set forth in Article II, Section 11 or Section 15 of these bylaws, as applicable; and (ii) such nomination has not been withdrawn by such stockholder on or before the fourteenth (14th) day preceding the date that the corporation first files its definitive proxy statement for such meeting (regardless of whether or not such proxy statement is thereafter revised or supplemented) with the Securities and Exchange Commission. If directors are to be elected by a plurality of the votes cast, stockholders shall not be permitted to vote against a nominee. With respect to the election of directors only, “abstentions” and “broker non-votes,” although counted for quorum purposes, shall not be included in the total number of votes cast or be counted as votes “for” or “against” any nominee’s election.
(c)    The Nominating & Governance Committee has established procedures under which any director nominated for reelection shall tender his or her contingent resignation to the Board of Directors. If a nominee for director fails to receive the required number of votes for reelection, the Nominating & Governance Committee will make a recommendation to the Board of Directors on whether to accept or reject the resignation, or whether other action should be taken. The Board of Directors will act on the Nominating & Governance Committee’s recommendation and publicly disclose its decision and the rationale behind it within ninety (90) days from the date of the certification of the election results.

Section 3. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting.
Section 4. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.
Section 5.
(a)    Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the Secretary, acting pursuant to a resolution duly adopted by a majority of the Whole Board (as defined below). Subject to the satisfaction of the requirements of these bylaws, a special meeting of the stockholders shall be called by the Chairman of the Board, the Chief Executive Officer or the Secretary upon the written request of holders of an aggregate of at least twenty percent 20% of all of the votes entitled to be cast on any issue to be considered at the proposed special meeting (such a meeting, a “Stockholder Requested Special Meeting”). The term “Whole Board” shall mean the total number of authorized directors of the corporation whether or not there exist any vacancies in previously authorized directorships.
(b)    Any request for a Stockholder Requested Special Meeting shall (i) be signed and dated by each stockholder (or their duly authorized agents) and delivered to the Secretary at the principal executive offices of the corporation, (ii) set forth a statement of the specific purpose or purposes of the proposed meeting and the matters proposed to be acted on at such meeting, and (iii) include the information required by Article II, Section 11(c) of these bylaws with respect to the stockholders requesting the Stockholder Requested Special Meeting, and any business proposed to be conducted and any nominations proposed to be presented at such meeting. In addition, the stockholder and any duly authorized agent shall promptly provide any other information reasonably requested by the corporation. A stockholder providing a request for business proposed to be brought before a Stockholder Requested Special Meeting shall update and supplement such request, if necessary, so that the information provided or required to be provided in such request pursuant to this Section 5(c) shall be true and correct and such update or supplement shall be delivered to, and received by, the Secretary at the principal executive offices of the corporation.
(c)    Any Stockholder Requested Special Meeting shall be held at such date, time and place within or without the State of Delaware as may be fixed by the Board of Directors; provided, however, that the date of any Stockholder Requested Special Meeting shall be not more than sixty (60) days after the record date for such meeting, which shall be fixed in accordance with Article VI, Section V of these bylaws.
(d)    Notwithstanding the foregoing, the Chairman of the Board, the Chief Executive Officer or the Secretary shall not be required to call a Stockholder Requested Special Meeting if (i) the Board of Directors has called or calls an annual meeting of stockholders to be held not later than ninety (90) days after the Delivery Date where the Board of Directors determines in good faith that the business of such annual meeting (among any other matters properly brought before the annual meeting) includes the business specified in the stockholders’ request; (ii) an annual or special meeting that included the business specified in the request (as determined by the Board of Directors in good faith) was held not more than ninety (90) days before the Delivery Date; (iii) the request relates to an item of business that is not a proper subject for action by the stockholders of the corporation under applicable law; or (iv) was made in a manner that involved a violation of applicable law.
(e)    A stockholder may revoke a request for a Stockholder Requested Special Meeting at any time by written revocation delivered to the Secretary, and if, following such revocation there are un-revoked requests from stockholders holding in the aggregate less than the requisite number of shares entitling the stockholders to request the calling of a Stockholder Requested Special Meeting, the Board of Directors, in its discretion, may cancel the Stockholder Requested Special Meeting. If none of the stockholders who submitted the request for a Stockholder Requested Special Meeting appears or sends a qualified representative to present the nominations proposed to be presented or other business proposed to be conducted at such meeting, the corporation need not present such nominations or other business for a vote at such meeting. Section 6. Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not fewer than ten (10) nor more than sixty (60) days before the date of the meeting, to each stockholder entitled to vote at such meeting.
Section 7. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice. Business transacted at a Stockholder Requested Special Meeting shall be limited to the purposes described in the special meeting requested; provided, however, that nothing herein shall prohibit the corporation from submitting matters to a vote of the stockholders at any Stockholder Requested Special Meeting.
Section 8. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum, at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted that might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.
Section 9. When a quorum is present at any meeting, except as provided in Article II, Section 2(b) of these bylaws for the election of directors, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the certificate of incorporation or of the applicable rules of any stock exchange or automatic quotation system upon which the corporation’s shares are traded, a different vote is required, in which case such express provision shall govern and control the decision of such question.
Section 10. Unless otherwise provided in the certificate of incorporation each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three (3) years from its date, unless the proxy provides for a longer period.
Section 11.
(a)    Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (A) pursuant to the corporation’s notice with respect to such meeting, (B) by or at the direction of the Board of Directors, or (C) by any stockholder of record of the corporation who was a stockholder of record at the time of the giving of the notice provided for in these bylaws, who is entitled to vote at the meeting and who has complied with the notice procedures set forth in this Section 11.
(b)    For nominations or other proposals of business to be properly brought before an annual meeting by a stockholder pursuant to clause (C) of the preceding paragraph, (i) the stockholder must have given timely notice thereof in writing to the Secretary of the corporation (as provided in the third paragraph below of this Section 11), (ii) such business must be a proper matter for stockholder action under the General Corporation Law of Delaware, (iii) if the stockholder, or the beneficial owner on whose behalf any such proposal or nomination is made, has (1) provided the corporation with a Solicitation Notice (as defined below), then (2) such stockholder or beneficial owner must, in the case of a proposal, have delivered a proxy statement and form of proxy to holders of at least the percentage of the corporation’s voting shares required under these bylaws and applicable law to carry any such proposal, or, in the case of a nomination(s), have delivered a proxy statement and form of proxy to holders of a percentage of the corporation’s voting shares sufficient to elect the nominee(s) proposed to be nominated by such stockholder, and must, in either case, have included in such materials the Solicitation Notice, and (iv) if no Solicitation Notice relating thereto has been timely provided pursuant to this Section 11, the stockholder or beneficial owner proposing such business or nomination must not have solicited a number of proxies sufficient to have required the delivery of such a Solicitation Notice under this Section 11.
(c)    To be timely, a stockholder’s notice relating to nominations or other proposals of business to be properly brought before an annual meeting shall be delivered to the Secretary at the principal executive offices of the corporation (a) not later than the close of business on the ninetieth (90th) calendar day, nor earlier than the close of business on the one hundred and twentieth (120th) calendar day, prior to the first anniversary of the preceding year’s annual meeting, or (b) not later than the close of business on the forty-fifth (45th) calendar day, nor earlier than the close of business on the seventy-fifth (75th) calendar day, prior to the first anniversary (the “Anniversary”) of the date on which the corporation first mailed its proxy materials for the preceding year’s annual meeting, whichever period described in clause (a) or (b) of this sentence occurs first; provided, however, that if the date of the annual meeting is advanced more than thirty (30) calendar days prior to, or delayed by more than sixty (60) calendar days after, the anniversary of the preceding year’s annual meeting. Such stockholder’s notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, (i) all information relating to such person as would be required to be disclosed in solicitations of proxies for the election of such nominee(s) as directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended or any successor thereto (the “Exchange Act”), (ii) a description of all arrangements or understandings between or among the stockholder and, each nominee and/or any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder or pertaining to the nominee’s service on the Board of Directors and (iii) such nominee’s written consent to be named in the proxy statement as a nominee and to serve as a director for the term for which such nominee is standing for election if elected, as well as a written statement executed by such person acknowledging that as a director of the corporation, such person will owe a fiduciary duty under the General Corporation Law of Delaware exclusively to the corporation and its stockholders, (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of such business, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made, and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the corporation’s books, and of such beneficial owner, (ii) the class and number of shares of the corporation that are owned beneficially and of record by such stockholder and such beneficial owner, and (iii) whether either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of, in the case of a proposal, at least the percentage of the corporation’s voting shares required under applicable law to carry the proposal or, in the case of a nomination(s), a sufficient number of holders of the corporation’s voting shares to elect such nominee(s) (an affirmative statement of such intent, a “Solicitation Notice”).
(d)    Notwithstanding anything in the first sentence of the third paragraph of this Section 11 to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no Public Announcement naming all of the nominee(s) for director or specifying the size of the increased Board of Directors made by the corporation at least fifty-five (55) calendar days prior to the Anniversary, a stockholder’s notice required by this bylaw shall also be considered timely, but only with respect to nominee(s) for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the tenth (10th) calendar day following the day on which such Public Announcement is first made by the corporation.
(e)    Only such persons nominated in accordance with the procedures set forth in this Section 11 or Section 15 of this Article II shall be eligible to serve as directors and only such business shall be conducted at an annual meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 11. The Chairman of the meeting shall have the power and the duty to determine whether a nomination or any business proposed to be brought before the meeting has been made in accordance with the procedures set forth in these bylaws and, if any proposed nomination or business is not in compliance with these bylaws, to declare that such defective proposed business or nomination shall not be presented for stockholder action at the annual meeting and shall be disregarded.
(f)    Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the corporation’s notice (as provided in Section 6 above) of meeting (a) by or at the direction of the Board of Directors, or (b) by any stockholder of record of the corporation who is a stockholder of record at the time of giving of notice provided for in this paragraph, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 11. Nominations by stockholders of persons for election to the Board of Directors, where permitted, may be made at such a special meeting of stockholders if the Solicitation Notice required by paragraph (c) of this Section 11 shall be delivered to the Secretary at the principal executive offices of the corporation not earlier than the close of business on the one hundred and twentieth (120th) calendar day prior to the special meeting and not later than the close of business on the later of (ib) the ninetieth (90th) calendar day prior to such special meeting, and (ii) the tenth (10th) calendar day following the day on which Public Announcement is first made of the date of the special meeting and of the nominee(s) proposed by the Board of Directors to be elected at such meeting.
(g)    For purposes of this Section 11, “Public Announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission (the

“Commission”) pursuant to Section 13, 14 or 15(d) of the Exchange Act. In no event shall the Public Announcement of an adjournment of stockholders meeting commence a new time period for the giving of stockholder’s notice as described above.
(h)    Notwithstanding the foregoing provisions of this Section 11, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to matters set forth in this Section 11. Nothing in this Section 11 shall be deemed to contravene any express rights of stockholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.
Section 12. The stockholders of the corporation may not take action by written consent without a meeting but must take any such actions at a duly called annual or special meeting.
Section 13. With respect to any meeting of stockholders, the Board of Directors may appoint an inspector or inspectors of election to act at the meeting or its adjournment. If no inspector of election is so appointed, then the Chairman of the meeting may appoint an inspector or inspectors of election to act at the meeting. If any person appointed as inspector fails to appear or fails or refuses to act, then the Chairman of the meeting may appoint a person to fill that vacancy. Such inspectors may, at the direction of the Board of Directors or the Chairman of the meeting, be directed to do any or all of the following: (a) determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, and the authenticity, validity, and effect of proxies; (b) receive votes, ballots or consents; (c) hear and determine challenges and questions in any way arising in connection with the right to vote; (d) count and tabulate all votes; (e) determine when the polls shall close; (f) determine the result; and (g) do any other acts that may be proper to conduct the election or vote with fairness to all stockholders.
Section 14. The Chief Executive Officer, or in the absence of the Chief Executive Officer, the Chairman of the Board, or, in the absence of the Chief Executive Officer and the Chairman of the Board, the President or one of the corporation’s Vice-Presidents, or, in the absence of any of the foregoing such other person as shall be appointed by the Board of Directors, shall call all meetings of stockholders to order and shall act as Chairman of the meeting. The Chairman of any meeting of stockholders shall determine the order of business and the procedures at the meeting, including such matters as the regulation of the manner of voting and the conduct of business.
Section 15.
(a)     Subject to the terms of this Section 15, the corporation shall include in its proxy statement and form of proxy card (together, “Proxy Materials”) for an annual meeting of stockholders the name, together with the Required Information (as defined below), of any person nominated for election (a “Stockholder Nominee”) to the Board of Directors by a stockholder that satisfies, or by a group of no more than twenty (20) stockholders that satisfy, the requirements of this Section 15 (such stockholder or group of stockholders, including each member thereof to the extent the context so requires, an “Eligible Stockholder”), and that expressly elects at the time of providing the notice required by this Section 15 (the “Nomination Notice”) to have its nominee included in the Proxy Materials pursuant to this Section 15. In the event that an Eligible Stockholder consists of a group of stockholders, any and all requirements and obligations for an individual Eligible Stockholder that are set forth in these bylaws shall apply to each member of such group, except that the Required Shares (as defined below) shall apply to the ownership of the group in the aggregate.

(b)     In order to validly submit a Nomination Notice, an Eligible Stockholder must have owned continuously for at least three (3) years that number of shares of common stock of the corporation as shall constitute three percent (3%) or more of the outstanding common stock of the corporation (the “Required Shares”) as of both (i) a date within seven (7) calendar days prior to the date of the Nomination Notice and (ii) the record date for determining stockholders entitled to vote at the annual meeting of stockholders. In addition, such Eligible Stockholder must continue to hold the Required Shares through the date of the annual meeting of stockholders or any adjournment or postponement thereof. For purposes of satisfying the foregoing ownership requirement under this Section 15: (A) the shares of the common stock of the corporation owned by one or more stockholders, or by the person or persons who own shares of the common stock of the corporation and on whose behalf any stockholder is acting, may be aggregated, but the number of stockholders and other persons whose ownership of shares of common stock of the corporation is aggregated for such purpose shall not exceed twenty (20); (B) two (2) or more funds that are (1) under common management and investment control, (2) under common management and funded primarily by the same employer, or (3) a “group of investment companies,” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended, shall be treated as one stockholder or beneficial owner, provided that such funds otherwise meet the requirements under this Section 15 and, provided, further, that such funds provide to the Secretary documentation reasonably satisfactory to the Board of Directors that demonstrates that the funds satisfy this Section 15; and (C) no stockholder or person may be a member of more than one group of persons constituting an Eligible Stockholder under this Section 15. For avoidance of doubt, a stockholder may withdraw from a group of stockholders at any time prior to the annual meeting of stockholders or any adjournment or postponement thereof. If, as a result of such withdrawal, the Eligible Stockholder no longer owns the Required Shares, then all nominations by such Eligible Stockholder shall be disregarded. For purposes of this Section 15, an Eligible Stockholder shall be deemed to “own” only those outstanding shares of common stock of the corporation as to which the stockholder possesses both (i) the full voting and investment rights pertaining to the shares and (ii) the full economic interest in (including the opportunity for profit and risk of loss on) such shares. The number of shares calculated in accordance with clauses (i) and (ii) of the previous sentence shall not include any shares (a) sold by such stockholder or any of its affiliates in any transaction that has not been settled or closed; (b) borrowed by such stockholder or any of its affiliates for any purposes or purchased by such stockholder or any of its affiliates pursuant to an agreement to resell; or (c) subject to any option, warrant, forward contract, swap, contract of sale, or other derivative or similar agreement entered into by such stockholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of outstanding common stock of the corporation, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of either or both of (x) reducing in any manner, to any extent or at any time in the future, such stockholder’s or its affiliates’ full right to vote or direct the voting of any such shares; or (y) hedging, offsetting or altering to any degree gain or loss arising from the full economic ownership of such shares by such stockholder or affiliate. For purposes of this Section 15, a stockholder shall “own” shares held in the name of a nominee or other intermediary so long as the stockholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. For purposes of this Section 15, a person’s ownership of shares of common stock of the corporation shall be deemed to continue during any period in which the person has loaned such shares so long as the person has the power to recall such loaned shares on five (5) business days’ notice, and has recalled the loaned shares by the record date of the relevant annual meeting and the person holds the recalled shares through the date of the annual meeting of stockholders or any adjournment or postponement thereof. For purposes of this Section 15, a person’s ownership of shares of common stock of the corporation shall be deemed to continue during any period in which the person has delegated any voting power by means of a proxy, power of attorney, or other instrument or arrangement that is revocable at any time by the person without condition. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. Whether outstanding shares of common stock of the corporation are “owned” for these purposes shall be determined by the Board of Directors in good faith, and such determination shall be conclusive and binding on the corporation and its stockholders.
(c)     For purposes of this Section 15, the “Required Information” that the corporation will include in its proxy statement is: (i) the information concerning the Stockholder Nominee and the Eligible Stockholder that is required to be disclosed in the corporation’s proxy statement by the regulations promulgated under the Exchange Act; and (ii) if the Eligible Stockholder so elects, a written statement, not to exceed 500 words, in support of the Stockholder Nominee’s candidacy (the “Statement”). Notwithstanding anything to the contrary contained in this Section 15, the corporation may omit from the Proxy Materials any information or Statement (or portion thereof) that it, in good faith, believes would violate any applicable law or regulation. Nothing in this Section 15 shall limit the corporation’s ability to solicit against and include in its Proxy Materials its own statements relating to any Eligible Stockholder or Stockholder Nominee.
(d)     To be timely, a Nomination Notice and the Required Information must be delivered to or mailed and received by the Secretary at the principal executive offices of the corporation not later than the close of business on the 120th day and not earlier than the close of business on the 150th day prior to the anniversary of the date (as stated in the corporation’s Proxy Materials) the definitive proxy statement with respect to the preceding year’s annual meeting was first sent to stockholders; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after the anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so received not earlier than the ninetieth (90th) day prior to such annual meeting and not later than the close of business on the later of (i) the sixtieth (60th) day prior to such annual meeting or (ii) the tenth (10th) day following the day on which Public Announcement of the date of such meeting is first made by the corporation. In no event shall the Public Announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the delivery or receipt of a Nomination Notice and Required Information as described above.
(e)     The Nomination Notice shall set forth the following information: (i) one or more written statements from the record holder(s) of the shares (and from each intermediary through which the shares are or have been held during the requisite three (3) year holding period) verifying that, as of a date within seven (7) calendar days prior to the date of the Nomination Notice, the Eligible Stockholder (including each member of any group of stockholders that together is an Eligible Stockholder) owns, and has owned continuously for the preceding three (3) years, the Required Shares; (ii) the Eligible Stockholder’s agreement to provide, within five (5) business days after the record date for the annual meeting of stockholders, written statements from the record holder and intermediaries verifying the continuous ownership by such Eligible Stockholder (including each member of any group of stockholders that together is an Eligible Stockholder) of the Required Shares through the record date; (iii) the information (including with respect to the Stockholder Nominees of such Eligible Stockholder) that would be required to be set forth in a stockholder’s notice of a nomination pursuant to Section 11; (iv) the written consent of each Stockholder Nominee to being named in the corporation’s proxy statement as a nominee and to serving as a director if elected; (v) a copy of the Schedule 14N that has been filed with the Securities and Exchange Commission as required by Rule 14a-18 under the Exchange Act, as such rule may be amended; (vi) in the case of a nomination by a group of stockholders that together is such an Eligible Stockholder, the designation by all group members of one group member that is authorized to act on behalf of all members of the nominating stockholder group with respect to the nomination and matters related thereto, including withdrawal of the nomination; (vii) a representation that the Eligible

Stockholder (including each member of any group of stockholders that together is an Eligible Stockholder) (A) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control at the corporation, and does not presently have such intent; (B) has not nominated and will not nominate for election to the Board of Directors at the annual meeting of stockholders any person other than the Stockholder Nominee(s) being nominated pursuant to this Section 15; (C) has not engaged and will not engage in, and has not and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting of stockholders other than its Stockholder Nominee or a nominee of the Board of Directors; (D) will not distribute to any stockholder any form of proxy for the annual meeting other than the form distributed by the corporation; and (E) intends to own the Required Shares through the date of the annual meeting of stockholders; and (viii) an undertaking that the Eligible Stockholder (including each member of any group of stockholders that together is an Eligible Stockholder) agrees to (A) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the stockholders of the corporation or out of the information that the Eligible Stockholder provided to the corporation; (B) comply with all other laws and regulations applicable to any solicitation in connection with the annual meeting of stockholders; and (C) provide to the corporation prior to the annual meeting of stockholders such additional information as necessary with respect thereto.
(f)     Within the time period specified in this Section 15 for delivering the Nomination Notice, a Stockholder Nominee must deliver to the Secretary a written representation that the Stockholder Nominee: (i) is not and will not become a party to any agreement, arrangement, or understanding with, and has not given any commitment or assurance to, any person or entity as to how such Stockholder Nominee, if elected as a director, will act or vote on any issue or question, which such agreement, arrangement, or understanding has not been disclosed to the corporation; (ii) is not and will not become a party to any agreement, arrangement, or understanding with any person with respect to any direct or indirect compensation, reimbursement, or indemnification in connection with service or action as a Stockholder Nominee that has not been disclosed to the corporation, and is not and will not become a party to any agreement, arrangement, or understanding with any person other than the corporation with respect to any direct or indirect compensation, reimbursement, or indemnification in connection with service or action as a director which has not been disclosed to the corporation; and (iii) if elected as a director, will comply with all of the corporation’s corporate governance, conflict of interest, confidentiality, and stock ownership and trading policies and guidelines, and any other corporation policies and guidelines applicable to directors, as well as any applicable law, rule or regulation or listing requirement. At the request of the corporation, the Stockholder Nominee must promptly, but in any event within five (5) business days after such request, submit to the Secretary all completed and signed questionnaires required of the corporation’s directors and officers and provide the corporation with such other information as it shall reasonably request. The corporation may request such additional information as is necessary to permit the Board of Directors to determine if each Stockholder Nominee is independent under the listing standards of the principal U.S. exchange upon which the corporation’s common stock is listed, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the corporation’s directors (the “Applicable Independence Standards”).
(g)     If any information or communications provided by the Eligible Stockholder or the Stockholder Nominee to the corporation or its stockholders ceases to be true and correct in all material respects or omits a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, then each Eligible Stockholder or Stockholder Nominee, as the case may be, shall promptly notify the Secretary of any defect in such previously provided information and of the information that is required to correct any such defect.
(h)     The Eligible Stockholder (including any person who owns shares of common stock of the corporation that constitute part of the Eligible Stockholder’s ownership for purposes of satisfying the requirements of this Section 15) shall file with the Securities and Exchange Commission any solicitation or other communication with the corporation’s stockholders relating to the meeting at which the Stockholder Nominee will be nominated, regardless of whether any such filing is required under Regulation 14A of the Exchange Act or whether any exemption from filing is available for such solicitation or other communication under Regulation 14A of the Exchange Act.
(i)     The corporation shall not be required to include, pursuant to this Section 15, any Stockholder Nominees in the Proxy Materials for any annual meeting of stockholders: (i) for which the Secretary receives a notice that any stockholder has nominated a person for election to the Board of Directors pursuant to the advance notice requirements for stockholder nominees for director set forth in Section 11 and has not elected to have such nominee included in the Proxy Materials pursuant to this Section 15; (ii) if the Eligible Stockholder who has nominated such Stockholder Nominee has engaged in or is currently engaged in a, or has been or is a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting of stockholders other than its Stockholder Nominee(s) or a nominee of the Board of Directors; (iii) who is not independent under the Applicable Independence Standards, as determined by the Board of Directors; (iv) whose election as a member of the Board of Directors would cause the corporation to be in violation of these bylaws, its certificate of incorporation, the listing standards of the principal exchange upon which the corporation’s common stock is traded, or any applicable law, rule or regulation; (v) who is or has been, within the past three (3) years, an officer or director of, or is presently a nominee for director (or comparable position) at, a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914; (vi) who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding; (vii) who is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended; (viii) if such Stockholder Nominee or the applicable Eligible Stockholder shall have provided information to the corporation in respect to such nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make the statement made, in light of the circumstances under which it was made, not misleading, as determined in good faith by the Board of Directors; or (ix) if such Stockholder Nominee or the applicable Eligible Stockholder otherwise contravenes any of the agreements or representations made by such Stockholder Nominee or Eligible Stockholder or fails to comply with its obligations pursuant to this Section 15. Notwithstanding anything to the contrary set forth herein, the Board of Directors or the Chairman presiding at the applicable annual meeting of stockholders shall declare a nomination by an Eligible Stockholder to be invalid, and such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the corporation, if (x) the Stockholder Nominee(s), the applicable Eligible Stockholder or both shall have breached its or their obligations, agreements or representations under this Section 15, as determined in good faith by the Board of Directors or the Chairman presiding at the annual meeting of stockholders; or (y) the Eligible Stockholder (or a qualified representative thereof) does not appear at the annual meeting of stockholders to present any nomination pursuant to this Section 15.
(j)     The number of Stockholder Nominees appearing in the Proxy Materials with respect to an annual meeting of stockholders shall not exceed 20% of the number of directors in office as of the last day on which a Nomination Notice may be delivered pursuant to this Section 15 or, if such amount is not a whole number, the closest whole number below 20%. In the event that (i) one or more vacancies for any reason occurs on the Board of Directors after the last day on which notice of a nomination in accordance with the procedures set forth in this Section 15 may be delivered pursuant to this Section 15 but before the date of the annual meeting of stockholders and (ii) the Board of Directors resolves to reduce the size of the Board of Directors in connection therewith, then the maximum number of Stockholder Nominees included in the Proxy Materials shall be calculated based on the number of directors in office as so reduced. The following persons shall be considered Stockholder Nominees for purposes of determining when the maximum number of Stockholder Nominees provided for in this Section 15 has been reached: (i) any Stockholder Nominee whom the Board of Directors decides to nominate as a Board of Directors nominee; and (2) any Stockholder Nominee who is subsequently withdrawn. In the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 15 exceeds the maximum number of Stockholder Nominees that the corporation must include in the Proxy Materials, then each Eligible Stockholder will select one Stockholder Nominee for inclusion in the Proxy Materials until the maximum number is reached, going in order of the amount (largest to smallest) of shares of the common stock of the corporation that each Eligible Stockholder disclosed as owned in its respective Nomination Notice. If the maximum number is not reached after each Eligible Stockholder has selected one Stockholder Nominee, this selection process will continue as many times as necessary, following the same order each time, until the maximum number is reached. Following such determination, if any Stockholder Nominee who satisfies the eligibility requirements in this Section 15 (i) thereafter withdraws from the election (or his or her nomination is withdrawn by the applicable Eligible Stockholder) or (ii) thereafter is not submitted for Director election for any reason (including the Eligible Stockholder’s or Stockholder Nominee’s failure to comply with this Section 15), no other nominee or nominees shall be included in the Proxy Materials or otherwise submitted for director election pursuant to this Section 15.
(k)     The Board of Directors (or a duly authorized committee thereof) shall have the exclusive power and authority to interpret the provisions of this Section 15 and make all determinations deemed necessary or advisable in connection with Section 15. All such actions, interpretations and determinations that are done or made by the Board of Directors (or a duly authorized committee thereof) shall be final, conclusive and binding on the corporation, the stockholders and all other parties. For the avoidance of doubt, this Section 15 shall not prevent any stockholder from nominating any person to the Board of Directors pursuant to and in accordance with Section 11 of these bylaws. However, this Section 15 is the exclusive method for stockholders to include nominees for director in the Proxy Materials.
ARTICLE III

DIRECTORS
Section 1. The number of directors of this corporation that shall constitute the whole board shall be determined by resolution of the Board of Directors or by the stockholders at the annual meeting of the stockholders; provided, however, that no decrease in the number of directors shall have the effect of shortening the term of an incumbent director. Except as provided in Section 2 of this Article, the directors shall be elected at the annual meeting of the stockholders, in accordance with the certificate of incorporation, and each director elected shall hold office until his/her successor is elected and qualified, unless he/she shall resign, become disqualified, disabled or otherwise removed. Directors need not be stockholders.
Section 2. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and qualified or until his earlier resignation or removal. If there are no directors in office, then an election of directors may be held in the manner provided by statute.

Section 3. The business of the corporation shall be managed by or under the direction of the Board of Directors, which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these bylaws directed or required to be exercised or done by the stockholders.
MEETINGS OF THE BOARD OF DIRECTORS
Section 4. The Board of Directors of the corporation may hold meetings, both regular and special, either within or without the State of Delaware.
Section 5. The first meeting of each newly elected Board of Directors shall be held at the same place as the annual meeting immediately following such meeting or as otherwise determined by such newly elected Board of Directors and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event of the failure of the stockholders to fix the time or place of such first meeting of the newly elected Board of Directors, or in the event such meeting is not held at the time and place so fixed by the stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors.
Section 6. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors.
Section 7.
(a)    Special meetings of the Board of Directors for any purpose(s) may be called at any time by the Chairman of the Board, the Chief Executive Officer or a majority of the members of the Board of Directors then in office. The person(s) authorized to call special meetings of the Board of Directors may fix the place and time of the meetings.
(b)    The Secretary shall give notice of any special meeting to each director personally or by telephone, facsimile transmission or electronic mail, or sent by first-class mail, overnight mail, or courier service, postage or charges prepaid, addressed to each director at that director’s address as it is shown on the records of the corporation. If the notice is mailed, it shall be deposited in the United States mail at least four (4) calendar days before the time of the holding of the meeting. If the notice is delivered by overnight mail or courier, it shall be deemed adequately delivered when the notice is delivered to the overnight mail or courier service company at least forty-eight (48) hours before such meeting. If by facsimile transmission or electronic mail, such notice shall be deemed adequately delivered when the notice is transmitted at least twelve (12) hours before such meeting. If by telephone or hand delivery the notice shall be given at least twelve (12) hours prior to the time set for the meeting. Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director. The notice need not specify the purpose or the place of the meeting, if the meeting is to be held at the principal executive office of the corporation.
Section 8. At all meetings of the Board of Directors, a majority of the directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.
Section 9. Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or committee.
Section 10. Unless otherwise restricted by the certificate of incorporation or these bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.
COMMITTEES OF DIRECTORS
Section 11.
(a)    The Board of Directors may, by resolution passed by a majority of the Whole Board, designate one (1) or more committees, each committee to consist of one (1) or more of the directors of the corporation. The board may designate one (1) or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.
(b)    In the absence of disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.
(c)    Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority in reference to amending the certificate of incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation’s property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the bylaws of the corporation; and, unless the resolution or the certificate of incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.
Section 12. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.
COMPENSATION OF DIRECTORS
Section 13. Unless otherwise restricted by the certificate of incorporation or these bylaws, the Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.
REMOVAL OF DIRECTORS
Section 14. Unless otherwise restricted by the certificate of incorporation, any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of shares entitled to vote at an election of directors.
ARTICLE IV

NOTICES
Section 1. Whenever, under the provisions of the statutes or of the certificate of incorporation or of these bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice (except as provided in Section 7 of Article III of these Bylaws), but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telephone, electronic mail, or facsimile or other means specified in Section 7 of Article III of these Bylaws.
Section 2. Whenever any notice is required to be given under the provisions of the statutes or of the certificate of incorporation or of these bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.
ARTICLE V

OFFICERS
Section 1. The officers of the corporation shall be chosen by the Board of Directors and shall be a Chief Executive Officer, President, Treasurer and a Secretary. The Board of Directors may elect from among its members a Chairman of the Board and a Vice Chairman of the Board. The Board of Directors may also choose one or more Vice-Presidents, Assistant Secretaries and Assistant Treasurers. Any number of offices may be held by the same person, unless the certificate of incorporation or these bylaws otherwise provide.
Section 2. The Board of Directors at its first meeting after each annual meeting of stockholders shall choose a Chief Executive Officer, a President, a Treasurer, and a Secretary, and may choose Vice Presidents, Assistant Secretaries and Assistant Treasurers.
Section 3. The Board of Directors may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.
Section 4. The salaries of all officers of the corporation shall be fixed by the Board of Directors. The salaries of agents of the corporation shall, unless fixed by the Board of Directors, be fixed by the Chief Executive Officer, President or any Vice-President of the corporation.

Section 5. The officers of the corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the corporation shall be filled by the Board of Directors.
THE CHAIRMAN OF THE BOARD
Section 6. The Chairman of the Board, if any, shall preside at all meetings of the Board of Directors and of the stockholders at which he shall be present. He/she shall have and may exercise such powers as are, from time to time, assigned to him by the Board of Directors and as may be provided by law.
Section 7. In the absence of the Chairman of the Board, the Vice Chairman of the Board, if any, shall preside at all meetings of the Board of Directors and of the stockholders at which he shall be present. He shall have and may exercise such powers as are, from time to time, assigned to him by the Board of Directors and as may be provided by law.
THE CHIEF EXECUTIVE OFFICER, PRESIDENT AND VICE-PRESIDENTS
Section 8. Subject to such supervisory powers, if any, as the Board of Directors may give to the Chairman of the Board, the Chief Executive Officer, if any, shall, subject to the control of the Board of Directors, have general supervision, direction, and control of the business and affairs of the corporation and shall report directly to the Board of Directors. All other officers, officials, employees and agents shall report directly or indirectly to the Chief Executive Officer. The Chief Executive Officer shall see that all orders and resolutions of the Board of Directors are carried into effect. The Chief Executive Officer shall serve as chairperson of and preside at all meetings of the stockholders. In the absence of a Chairman of the Board or Vice Chairman of the Board, the Chief Executive Officer shall preside at all meetings of the Board of Directors.
Section 9. In the absence of the Chief Executive Officer or in the event of his inability or refusal to act, the President shall perform the duties of the Chief Executive Officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer. The President shall perform such other duties and have such other powers as the Board of Directors or the Chief Executive Officer may from time to time prescribe.
Section 10. The Chief Executive Officer, President or any Vice President shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the corporation.
Section 11. In the absence of the President or in the event of his inability or refusal to act, the Vice-President, if any, (or in the event there be more than one Vice-President, the Vice-Presidents in the order designated by the directors, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice- Presidents shall perform such other duties and have such other powers as the Board of Directors or the Chief Executive Officer may from time to time prescribe.
THE SECRETARY AND ASSISTANT SECRETARY
Section 12. The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the corporation and of the Board of

Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He/she shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or Chief Executive Officer, under whose supervision he/she shall be. He/she shall have custody of the corporate seal of the corporation and he/she, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.
Section 13. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election) shall, in the absence of the Secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors or the Chief Executive Officer may from time to time prescribe.
THE TREASURER AND ASSISTANT TREASURERS
Section 14. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors.
Section 15. He/she shall disburse the funds of the corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the corporation.
Section 16. If required by the Board of Directors, he/she shall give the corporation a bond (which shall be renewed every six (6) years) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his/her office and for the restoration to the corporation, in case of his/her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his/her control belonging to the corporation.
Section 17. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election) shall, in the absence of the Treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors or the Chief Executive Officer may from time to time prescribe.
ARTICLE VI

CERTIFICATE OF STOCK
Section 1.
(a)    Certificates for the shares of stock of the corporation shall be issued only to the extent as may be required by applicable law or as otherwise authorized by the Secretary or an Assistant Secretary, and if so issued shall be in such form as is consistent with the certificate of incorporation and applicable law. Any such certificate shall be signed by, or in the name of the corporation by, the Chairman of the Board or Vice-Chairman of the Board, or the Secretary or an Assistant Secretary. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.
(b)    Certificates may be issued for partly paid shares and in such case upon the face or back of the certificates issued to represent any such partly paid shares, the total amount of the consideration to be paid therefor, and the amount paid thereon shall be specified.
(c)    If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualification, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in Section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate that the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.
Section 2. Any of or all the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he/she were such officer, transfer agent or registrar at the date of issue.
LOST CERTIFICATES
Section 3. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his/her legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.
TRANSFER OF STOCK
Section 4. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

FIXING RECORD DATE
Section 5. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.
REGISTERED STOCKHOLDERS
Section 6. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.
ARTICLE VII

GENERAL PROVISIONS
DIVIDENDS
Section 1. Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation.
Section 2. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purposes as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.
CHECKS
Section 3. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.
FISCAL YEAR
Section 4. The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

SEAL
Section 5. The Board of Directors may adopt a corporate seal having inscribed thereon the name of the corporation, the year of its organization and the words “Corporate Seal, Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.
INDEMNIFICATION
Section 6.
(a)    The corporation shall, to the fullest extent authorized under the laws of the State of Delaware, as those laws may be amended and supplemented from time to time, indemnify any director or officer made, or threatened to be made, a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of being a director or officer of the corporation or a predecessor corporation or, at the corporation’s request, a director, officer, employee or agent of another corporation, provided, however, that the corporation shall indemnify any such agent in connection with a proceeding initiated by such agent only if such proceeding was authorized by the Board of Directors of the corporation. The indemnification provided for in this Section 6 shall: (i) not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement or vote of stockholders or disinterested directors or otherwise, both as to action in their official capacities and as to action in another capacity while holding such office, (ii) continue as to a person who has ceased to be a director or officer, and (iii) inure to the benefit of the heirs, executors and administrators of such a person. The corporation’s obligation to provide indemnification under this Section 6 shall be offset to the extent of any payment received under any other source of indemnification or any otherwise applicable insurance coverage under a policy maintained by the corporation or any other person.
(b)    Expenses incurred by a director or officer of the corporation in defending a civil or criminal action, suit or proceeding by reason of the fact that he is or was a director of the corporation (or was serving at the corporation’s request as a director or officer of another corporation) shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized by relevant sections of the General Corporation Law of Delaware. Notwithstanding the foregoing, the corporation shall not be required to advance such expenses to an agent who is a party to an action, suit or proceeding brought by the corporation and approved by a majority of the Board of Directors of the corporation which alleges willful misappropriation of corporate assets by such agent, disclosure of confidential information in violation of such agent’s fiduciary or contractual obligations to the corporation or any other willful and deliberate breach in bad faith of such agent’s duty to the corporation or its stockholders.
(c)    The foregoing provisions of this Section 6 shall be deemed to be a contract between the corporation and each director who serves in such capacity at any time while this bylaw is in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts.
(d)    The Board of Directors in its discretion shall have power on behalf of the corporation to indemnify any employee or agent made a party to any action, suit or proceeding by reason of the fact that he, his testator or intestate, is or was an employee or agent of the corporation.

(e)    To assure indemnification under this Section 6 of all directors, officers and employees who are determined by the corporation or otherwise to be or to have been “fiduciaries” of any employee benefit plan of the corporation which may exist from time to time, Section 145 of the General Corporation Law of Delaware shall, for the purposes of this Section 6, be interpreted as follows: an “other enterprise” shall be deemed to include such an employee benefit plan, including without limitation, any plan of the corporation which is governed by the Act of Congress entitled “Employee Retirement Income Security Act of 1974,” as amended from time to time; the corporation shall be deemed to have requested a person to serve an employee benefit plan where the performance by such person of his duties to the corporation also imposes duties on, or otherwise involves services by, such person to the plan or participants or beneficiaries of the plan; excise taxes assessed on a person with respect to an employee benefit plan pursuant to such Act of Congress shall be deemed “fines.”
PROHIBITION ON TOXICS
Section 7.
(a)    Unless approved by the holders of a majority of the shares present and entitled to vote at a duly convened meeting of stockholders, the corporation shall not:
                 (i) grant any stock option, including stock appreciation right, with an exercise price that is less than 100% of the fair market value of the underlying stock on the date of grant;
                  (ii) reduce the exercise price of any stock option, including stock appreciation right, outstanding or to be granted in the future; cancel and re-grant options at a lower exercise price (including entering into any “6 month and 1 day” cancellation and re-grant scheme), whether or not the cancelled options are put back into the available pool for grant; replace underwater options with restricted stock in an exchange, buy-back or other scheme; or replace any options with new options having a lower exercise price or accelerated vesting schedule in an exchange, buy-back or other scheme;
                  (ii) sell or issue any security of the corporation convertible, exercisable or exchangeable into shares of common stock of the corporation, having a conversion, exercise or exchange price per share which is subject to downward adjustment based on the market price of the common stock at the time of conversion, exercise or exchange of such security into common stock (except for appropriate adjustments made to give effect to any stock splits or stock dividends); or
                  (iv) enter into (A) any equity line or similar agreement or arrangement; or (B) any agreement to sell common stock of the corporation (or any security convertible, exercisable or exchangeable into shares of common stock (“Common Stock Equivalent”)) at a per share price (or, with respect to a Common Stock Equivalent, at a conversion, exercise or exchange price, as the case may be (“Equivalent Price”)) that is fixed after the execution date of the agreement, whether or not based on any predetermined price-setting formula or calculation method. Notwithstanding the foregoing, however, a price protection clause shall be permitted in an agreement for sale of common stock or Common Stock Equivalent, if such clause provides for an adjustment to the price per share of common stock or, with respect to a Common Stock Equivalent, to the Equivalent Price (provided that such price or Equivalent Price is fixed on or before the execution date of the agreement) (the “Fixed Price”) in the event that the corporation, during the period beginning on the date of the agreement and ending no later than 90 days after the closing date of the transaction, sells shares of common stock or Common Stock Equivalent to another investor at a price or Equivalent Price, as the case may be, below the Fixed Price.

(b)    This Section 7 of Article VII may not be further amended or repealed without the affirmative vote of the holders of a majority of the shares present and entitled to vote at a duly convened meeting of stockholders.
ARTICLE VIII

AMENDMENTS
Section 1. Except for Section 7 of Article VII, these bylaws may be altered, amended or repealed or new bylaws may be adopted by the stockholders or by the Board of Directors, when such power is conferred upon the Board of Directors by the certificate of incorporation, at any regular meeting of the stockholders or of the Board of Directors or at any special meeting of the stockholders or of the Board of Directors if notice of such alteration, amendment, repeal or adoption of new bylaws be contained in the notice of such special meeting. If the power to adopt, amend or repeal bylaws is conferred upon the Board of Directors by the certificate or incorporation it shall not divest or limit the power of the stockholders to adopt, amend or repeal bylaws.

CERTIFICATE OF ADOPTION BY THE SECRETARY OF NUANCE COMMUNICATIONS, INC.
          The undersigned, Wendy Cassity, hereby certifies that he is the duly elected and acting Secretary of Nuance Communications, Inc., a Delaware corporation (the “Corporation”), and that the Bylaws attached hereto constitute the Bylaws of said Corporation as duly amended and restated by the Board of Directors on November 7, 2018.
          IN WITNESS WHEREOF, the undersigned has hereunto subscribed her name this 7th day of November, 2018.
/s/ Wendy Cassity
Secretary